Exhibit 23

                                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 [Registration No. 333-35539, No. 333-70213 and
No. 333-83842] and Form S-3 [Registration No. 333-01085] of Checkpoint Systems, Inc. and its subsidiaries of our report dated March 3, 2004 except for Note 23 as to which the date is May 12, 2004 relating to the financial statements and financial statement schedules, which appears in this Amendment No. 1 to Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 20, 2004